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                                                              EXHIBIT 10-C
                                  AMENDMENT TO
                      LIFE INSURANCE SPLIT-DOLLAR AGREEMENT

       AGREEMENT by and between AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation with its principal office at 2777 Walden Avenue, Buffalo, New York 14225 (the "Company"), and KURT WIEDENHAUPT (the "Executive"), residing at 280 Carnoustie Road, East Aurora, New York 14052, dated as of February 19, 1999.

                               W I T N E S S E T H

       WHEREAS, the Company and the Executive entered into an agreement entitled the Life Insurance Split-Dollar Agreement, dated as of August 26, 1992, an agreement amending the Life Insurance Split-Dollar Agreement effective July 1, 1994, and an agreement amending and restating the Life Insurance Split-Dollar Agreement as of July 1, 1996; and

       WHEREAS, the Board of Directors of the Company has authorized the following amendment to the Life Insurance Split-Dollar Agreement as so amended and restated, and the Executive has agreed to the amendment;

       NOW, THEREFORE, the Life Insurance Split-Dollar Agreement as amended and restated as of July 1, 1996, is amended as follows, effective February 19, 1999:

       1.   Paragraph 2 is amended to read in its entirety as follows:

            2. ASSIGNMENT. The Executive has executed a collateral assignment (the "Assignment") of a partial interest in the Policy to the Company. The "Assignee's Interest" to which the Assignment refers means the Company's interests in the Policy's death benefit and cash surrender value as described in Paragraph of this Agreement, which shall supersede any contrary or inconsistent provisions of the Assignment. The Assignment shall terminate upon the termination of this Agreement in accordance with the terms of Paragraph of this Agreement.

       2.   Paragraph 5 is amended to read in its entirety as follows:

            5. ALLOCATION OF POLICY VALUES. During the term of this Agreement, the Executive shall retain a death benefit from the Policy equal to the amount specified in Schedule A to this Agreement. The remaining proceeds payable from the Policy upon the death of the Executive shall be payable to the Company under the Assignment. During the term of this Agreement, the Company's interest in the cash surrender value of the Policy pursuant to the Assignment shall be equal to the amount described in Paragraph 5(a), except as provided in Paragraph 5(b).



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                  (a) The lesser of the sum of the premiums paid by the Company on the Policy or the cash surrender value of the Policy.

                  (b) If, during a Protection Period in connection with a Change in Control, the Executive's employment is terminated by the Company other than for Cause, or the Executive terminates his employment for Good Reason, then the Company's interest in the cash surrender value shall be equal to the amount of the excess, if any of the cash surrender value over the Executive's interest in the cash surrender value as defined in Schedule A to this Agreement. (As used in this Paragraph 5(b), the terms "Protection Period," "Change in Control," "Company," "Cause," and "Good Reason" shall have the meanings given to them in the Change in Control Agreement entered into by and between the Company and the Executive as of July 1, 1996.)

                  The Company's interest in the cash surrender value shall be payable to the Company upon the termination of the Executive's employment with the Company other than by reason of death. The Company shall furnish to the Executive a schedule after each anniversary of the Policy showing the relative allocations of the cash surrender value of the Policy.

              3. The first two lines of Schedule A to the Life Insurance Split-Dollar Agreement are amended to read as follows:

                                   SCHEDULE A
                  As Amended Effective as of February 19, 1999

              4. Part II of Schedule A is deleted and the following paragraph is substituted in its place:

                  II. DEATH BENEFIT. The death benefit is $3,000,000, or, if less, the difference between the full death benefit under the Policy and the sum of the premiums paid by the Company on the Policy.

              5. Schedule A is further amended by the addition of new Parts III, IV, and V to read as follows:




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              III.  EXECUTIVE'S INTEREST IN CASH SURRENDER VALUE UPON A CHANGE
IN CONTROL.

                  The Executive's interest in the cash surrender value of the Policy under the circumstances described in Paragraph 5(b) of the Life Insurance Split-Dollar Agreement shall be calculated as follows as of the date of the termination of the Executive's employment with the Company:

                    (a) Divide the amount of the Executive's investment in the Policy by 180.

                    (b) Divide the amount of the quotient from (a) by the after-tax rate (as defined in Part IV of this Schedule A).

                    (c) Subtract the amount of the quotient from (b) from $16,666,67. If the remainder is a negative number substitute zero in its place for the purposes of this calculation.

                    (d) Add the amount of the quotient from (a) plus the amount of the remainder from (c).

                    (e) Find the present value of 180 monthly payments each equal in amount to the sum from (d), assuming interest at the applicable annual rate (as defined in Part V of this Schedule A).

                    The present value calculated under (e) is the Executive's interest in the cash surrender value.

              IV.   After-Tax Rate.
                    ---------------

                    The After-Tax Rate is the percentage that is the remainder after the subtraction from (i) 100 percent of (ii) the marginal tax rate defined in Part I of this Schedule A, but determined as of the date as of which the calculation is being made.

              V.    Applicable Annual Rate.
                    -----------------------

                    The Applicable Annual Rate is the annual rate of interest determined for a given calendar year as follows: For each calendar year, the Company shall obtain quotes from the Guardian Life Insurance Company and two other A+ rated life insurance companies on the single premium that would be required in January of that year to




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purchase an immediate annuity policy paying a fixed monthly benefit for a term certain of 180 months. The premiums quoted shall be translated into discount rates. The highest of the three discount rates shall be the Applicable Annual Rate in effect for calculations made as of any date during the given calendar year.

              6. The Schedule A appended to this Agreement, which has been restated to include the amendments described above, shall be executed and attached to the Life Insurance Split-Dollar Agreement in place of the Schedule A that was designated "Effective July 1, 1996."

              IN WITNESS WHEREOF, the Executive has executed this Agreement, and the Company, pursuant to the authorization of its Board of Directors, has caused this Agreement to be executed, as of the day and year first above written.

                             AMERICAN PRECISION INDUSTRIES INC.

                             By   s/ Bruce McH. Kirchner
                               ------------------------------------------------
                                     Bruce McH. Kirchner,
                                     Vice President and Chief Financial Officer

                                  s/ James J. Tanous
                             --------------------------------------------------
                                     James J. Tanous, Secretary

                                  s/ Kurt Wiedenhaupt
                             ---------------------------------------------------
                                     Kurt Wiedenhaupt, individually






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                      LIFE INSURANCE SPLIT-DOLLAR AGREEMENT

                                   SCHEDULE A

                  As Amended Effective as of February 19, 1999



I.     Marginal Tax Rate
       -----------------

       The marginal tax rate is the marginal tax rate applicable to the Employee on the date as of which a premium payment is made, as determined by the Company. The Company shall determine the marginal tax rate applicable to the Employee as of the premium payment date, taking into account federal, state, and local income tax rates; the hospital insurance tax rate under the Federal Insurance Contribution Act; the deduction (for income tax purposes) for state and local income taxes; and no income other than income attributable to the Company.

II.    Death Benefit
       -------------

       The death benefit is $3,000,000, or, if less, the difference between the full death benefit under the Policy and the sum of the premiums paid by the Company on the Policy.

III.   Executive's Interest in Cash Surrender Value Upon a Change in Control.
       -----------------------------------------------------------------------

       The Executive's interest in the cash surrender value of the Policy under the circumstances described in Paragraph 5(b) of the Life Insurance Split-Dollar Agreement shall be calculated as follows as of the date of the termination of the Executive's employment with the Company:

       (a) Divide the amount of the Executive's investment in the Policy by 180.

       (b) Divide the amount of the quotient from (a) by the after-tax rate (as defined in Part IV of this Schedule A).

       (c) Subtract the amount of the quotient from (b) from $16,666,67. If the remainder is a negative number substitute zero in its place for the purposes of this calculation.

       (d) Add the amount of the quotient from (a) plus the amount of the remainder from (c).




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       (e)    Find the present value of 180 monthly payments each equal in amount to the sum from (d), assuming interest at the applicable annual rate (as defined in Part V of this Schedule A).

       The present value calculated under (e) is the Executive's interest in the cash surrender value.

IV     After-Tax Rate.
       ---------------

       The After-Tax Rate is the percentage that is the remainder after the subtraction from (i) 100 percent of (ii) the marginal tax rate defined in
       Part I of this Schedule A, but determined as of the date as of which the calculation is being made.

V.     Applicable Annual Rate.
       ----------------------

       The Applicable Annual Rate is the annual rate of interest determined for a given calendar year as follows: For each calendar year, the Company shall obtain quotes from the Guardian Life Insurance Company and two other A+ rated life insurance companies on the single premium that would be required in January of that year to purchase an immediate annuity policy paying a fixed monthly benefit for a term certain of 180 months. The premiums quoted shall be translated into discount rates. The highest of the three discount rates shall be the Applicable Annual Rate in effect for calculations made as of any date during the given calendar year.


                            AMERICAN PRECISION INDUSTRIES INC.


                            by  s/ Bruce McH. Kirchner
                              ------------------------------------------------
                                   Bruce McH. Kirchner,
                                   Vice President and Chief Financial Officer



                                s/ Kurt Wiedenhaupt
                            --------------------------------------------------
                                   Kurt Wiedenhaupt





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